                                                                    EXHIBIT 4.1


        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                       NEW YORK CITY TIME ON      , 2001

                         CBNY INVESTMENT SERVICES CORP.
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK
                            SUBSCRIPTION CERTIFICATE

Dear Commercial Bank of New York Stockholder:

     As the registered owner of this Subscription Certificate, you are the owner of the number of Rights shown on the reverse side of this Certificate. Each Right entitles you to subscribe for one share of common stock, par value $1.00 per share, of CBNY Investment Services Corp. (the "Basic Subscription Right"). You may subscribe for such shares at the Subscription Price of $10.00 per share. If you subscribe for all of the shares available to be purchased by you under your Basic Subscription Rights, you are also entitled to purchase an unlimited number of additional shares at the Subscription Price (subject to availability and proration) (the "Over-Subscription Right"). The other terms and conditions of these Subscription Rights are set forth in the enclosed prospectus.

     You have been issued one Right for every 5 shares of common stock that you
held in Commercial Bank of New York on        , 2001. You have not been issued
fractional Rights, but instead your number of Rights was rounded down to the nearest whole Right, with such adjustments as may be necessary to ensure that if all Rights are exercised, CBNY Investment Services Corp. will receive gross proceeds of $10,600,000.


                               SAMPLE CALCULATION

--------------------------------------------------------------------------------

                            BASIC SUBSCRIPTION RIGHT
                         (one right for every 5 shares)
  --------------------------------------------------------------------------
                                               102       20  Rights
     No. of shares owned on the Record Date:  -----  =  ----
                                                5     (Ignore fraction)
  --------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         THE RIGHTS ARE NOT TRANSFERABLE

You have four choices:

   o You can subscribe for all of the new shares listed on the reverse side of this Certificate (the "Basic Subscription Right").

   o You can subscribe for more than the number of new shares listed on the reverse side of this Certificate (the "Over-Subscription Right"). Shares may be available to you subject to an allocation process as described in the prospectus.

   o You can subscribe for less than the number of new shares listed on the reverse side of this Certificate and allow the rest of your Rights to expire; or

   o If you do not want to purchase any shares, you can disregard this material.

   TO SUBSCRIBE, FULL PAYMENT OF THE SUBSCRIPTION PRICE IS REQUIRED FOR EACH SHARE OF COMMON STOCK. YOU MUST COMPLETE THE REVERSE SIDE OF THIS CERTIFICATE TO SUBSCRIBE FOR NEW SHARES.

STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO IN THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE RECEIPT AND SATISFACTION OF ALL REGULATORY APPROVALS AND OTHER CONDITIONS TO THE MERGER TRANSACTION, OTHER THAN CONSUMMATION OF THE RIGHTS OFFERING, AS DESCRIBED IN THE PROSPECTUS. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICAL THEREAFTER.



ATTEST:                                    CBNY INVESTMENT SERVICES CORP.



By:                                        By:
   -------------------                         --------------------------
[Name]                                     [Name]
[Title]                                    [Title]



                                        1
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                                                       Account No.
                                                       No. of Rights:
                                                       CUSIP No.:
                                                       Control No:

Name & address of Rights holder here

                                   No. of Basic Subscription Rights:


                               PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
-------------------------------------------------------------------------------------------------------------------------------
                                                   SECTION 1: SUBSCRIPTION
-------------------------------------------------------------------------------------------------------------------------------
BASIC SUBSCRIPTION RIGHT
------------------------
If you wish to subscribe for your full basic subscription          A. I apply for _________________ shares x $10.00 = $________
rights OR a portion thereof:                                                     (No. of new shares)                   (Amount)
---------------------------------------------------------------------------------------------------------
OVER-SUBSCRIPTION RIGHT
-----------------------
If you have subscribed for your full basic subscription            B. I apply for _________________ shares x $10.00 = $________
rights above AND wish to purchase additional shares                              (No. of new shares)                   (Amount)
pursuant to the over-subscription right:
                                                                                               Total Amount Enclosed: $_________
   *You can only purchase additional shares if you have
      fully exercised your basic subscription rights.

-------------------------------------------------------------------------------------------------------------------------------
                                                   SECTION 2: ACKNOWLEDGMENT
-------------------------------------------------------------------------------------------------------------------------------
I acknowledge that I have received the prospectus for this offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the shares of common stock for which I have subscribed, the Company may exercise its legal remedies against me.


-----------------------------------------------


-----------------------------------------------                         (       )
          Signature of Subscriber(s)                                    ------------------------------------------------
                                                                        Telephone number (including area code)

-------------------------------------------------------------------------------------------------------------------------------
                SECTION 3: ADDRESS                                                 SECTION 4: SIGNATURE GUARANTEE
            (If different than above)                                                     (If applicable)
-------------------------------------------------------------------------------------------------------------------------------
  Address for delivery of shares if other than shown above.                You must have your signature guaranteed if you wish
                                                                           to have your shares delivered to an address other
  --------------------------------------------------------                 than that shown on the top of this certificate.

  --------------------------------------------------------

  --------------------------------------------------------

---|
   |  Check here if permanent address change
---|

-------------------------------------------------------------------------------------------------------------------------------



                               PAYMENT FOR SHARES
            Full payment for the shares must accompany this form and must be made payable in United States dollars by either a bank certified or cashier's check payable to:
                   _________________________, as escrow agent


                      DELIVERY OF SUBSCRIPTION CERTIFICATE

                      Sandler O'Neill Shareholder Services
                      c/o Sandler O'Neill & Partners, L.P.
                        2 World Trade Center, 104th Floor
                               New York, NY 10048
                        Telephone Number: (xxx) xxx-xxxx

     DELIVERY TO AN ADDRESS OTHER THAN THE ADDRESS SET FORTH ABOVE WILL NOT
                           CONSTITUTE VALID DELIVERY.

            DELIVERY BY FACSIMILE WILL NOT CONSTITUTE VALID DELIVERY.


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